Exhibit 99.1

Ollie’s Bargain Outlet Holdings, Inc. Reports Strong Holiday Sales and Raises Full Year Outlook

Announces Executive Promotions and Participation in the 2018 ICR Conference

HARRISBURG, PA, January 5, 2018 (GLOBE NEWSWIRE) – Ollie’s Bargain Outlet Holdings, Inc. (NASDAQ:OLLI) (“Ollie’s” or the “Company”) today commented on its holiday sales and full year outlook ahead of its participation at the 2018 ICR Conference. For the nine-week period ended December 30, 2017, total sales increased 19.4%, with a comparable store sales increase of 3.9%.

Mark Butler, Chairman, President and Chief Executive Officer, stated, “We are very pleased with our results during the holiday season, and continue to see strong momentum in our business. We kicked off the holiday season with great deals, rewarded our most loyal customers during our Ollie’s Army Night, which was once again a huge success, and saw that momentum carry throughout the remainder of the season.  We believe that we are well positioned to deliver yet another quarter of strong sales growth. Over our 35 years in the business, we have proudly and consistently delivered great deals to our customers, while successfully expanding our offering of Good Stuff Cheap to a growing number of markets, and we are laser focused on continuing to meet our long-term goals.”

Based on the trends to date, the Company currently estimates the following results for the fiscal year ending February 3, 2018:

•	Total net sales of approximately $1.070 billion;

•	Comparable store sales growth of approximately 2.8%;

•	Net income per diluted share (GAAP) of approximately $1.38;

•	Adjusted net income per diluted share(1) of approximately $1.23, excluding the loss on extinguishment of debt and income tax benefits due to the accounting change for stock based compensation; and

•	Weighted diluted average shares outstanding of approximately 65.0 million.

(1)	Adjusted net income per diluted share is not a measure recognized under the U.S. generally accepted accounting principles (“GAAP”). See “Non-GAAP Financial Measures” below.

These revised estimates update the guidance provided by the Company on December 6, 2017, which included expectations of total net sales, comparable store sales, net income per diluted share (GAAP), and Adjusted net income per diluted share, excluding the loss on extinguishment of debt and income tax benefits due to the accounting change for stock based compensation for the fiscal year ending February 3, 2018, of $1.062 billion to $1.065 billion, 2.0% to 2.5%, $1.36 to $1.37, and $1.21 to $1.22, respectively.

Subsequent to the nine-week period ended December 30, 2017, the Company paid down an additional $46.3 million in term loan debt, resulting in a term loan debt balance of $50.0 million.

The Company plans to report actual results for the fourth quarter and fiscal year ending February 3, 2018, in early April 2018.

Executive Promotions

In addition, the company announced that John Swygert has been promoted to Executive Vice President and Chief Operating Officer, and Jay Stasz has been promoted to Senior Vice President and Chief Financial Officer.

Mr. Butler stated, “I am thrilled to announce these promotions today, which are consistent with the Company’s vision and are a planned part of the evolution of our business.  John has been instrumental to our success and has been my right hand since joining the business 14 years ago, and I’m confident that he will excel in this new role.  Jay has worked closely with John and myself over the past two years, and has demonstrated his ability to take on the CFO position and proven to be a great fit with the Ollie’s team.  These changes put us in an even better position to continue to execute and manage the long term growth of the business.”

2018 ICR Conference

The Company also announced that they will be presenting at the 2018 ICR Conference, held at The Grande Lakes Orlando in Orlando, Florida, on Tuesday January 9, 2018, at 3:00 pm Eastern Standard Time.  Mr. Butler, Mr. Swygert and Mr. Stasz will host the presentation.

The audio portion of the presentation will be webcast live at http://investors.ollies.us and a replay of the presentation will also be contained on the Investor Relations section of the Company’s website.

Non-GAAP Financial Measures
The Company has included this non-GAAP measure because it is a key measure used by management and the board of directors to evaluate operating performance and the effectiveness of the Company’s business strategies and make budgeting decisions.  Management believes it is useful to investors and analysts to evaluate this non-GAAP measure on the same basis as management uses to evaluate the Company’s operating results.  The Company believes that excluding items that may not be indicative of, or are unrelated to, its core operating results and that may vary in frequency or magnitude from Net income per diluted share, enhances the comparability of the Company’s results and provides a better baseline for analyzing trends in its business.  The $0.15 per diluted share difference between the guidance for Net income per diluted share and Adjusted net income per diluted share reflects exclusion of the loss on extinguishment of debt and income tax benefits due to the change in accounting for stock-based compensation incurred and reported for the thirty-nine weeks ended October 28, 2017.  The Company cannot predict future estimates of these items without unreasonable effort and therefore excludes any such estimates from its outlook.  Non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the Company’s financial results prepared in accordance with GAAP.  The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies.

About Ollie’s
We are a highly differentiated and fast growing, extreme value retailer of brand name merchandise at drastically reduced prices. We are known for our assortment of merchandise offered as Good Stuff Cheap®.  We offer name brand products, Real Brands! Real Bargains!®, in every department, including housewares, food, books and stationery, bed and bath, floor coverings, toys, hardware and other categories.  We currently operate 268 store locations in 20 states across the Eastern portion of the United States. For more information, visit www.ollies.us.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections, the outlook for the Company’s future business, prospects, financial performance and industry outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions including pending tax legislation and the following: our failure to adequately procure and manage our inventory or anticipate consumer demand; changes in consumer confidence and spending; risks associated with intense competition; our failure to open new profitable stores, or successfully enter new markets, on a timely basis or at all; our failure to hire and retain key personnel and other qualified personnel; our inability to obtain favorable lease terms for our properties; the loss of, or disruption in the operations of, our centralized distribution centers; fluctuations in comparable store sales and results of operations, including on a quarterly basis; risks associated with our lack of operations in the growing online retail marketplace; our inability to successfully implement our marketing, advertising and promotional efforts; the seasonal nature of our business; the risks associated with doing business with international manufacturers; risks associated with the timely and effective deployment and protection of computer and electronic systems; changes in government regulations, procedures and requirements; and our ability to service our indebtedness and to comply with our financial covenants together with the other factors set forth under “Risk Factors” in our filings with the United States Securities and Exchange Commission (“SEC”). Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Ollie’s undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.  You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings.

Investor Contact: John Rouleau ICR 203-682-8200 John.Rouleau@icrinc.com	Media Contact: Dan Haines Ollie's Bargain Outlet Vice President – Marketing & Advertising 717-657-2300 dhaines@ollies.us